Exhibit 23A
Consent of Independent Registered Public Accounting Firm, Ernst & Young LLP
We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-134406) and related Prospectus of El Paso Corporation, and in the following Registration Statements on Form S-8:

Form S-8 No.	Pertaining to:
333-127951	El Paso Corporation Retirement Savings Plan

333-126599	El Paso Corporation 2005 Omnibus Incentive Compensation Plan

333-126597	El Paso Corporation 2005 Compensation Plan for Non-employee Directors

333-96959	El Paso Corporation Employee Stock Purchase Plan

333-26813	El Paso Energy Corporation Retirement Savings Plan

333-26831	El Paso Natural Gas Company Omnibus Plan for Management Employees

333-26823 and 333-94717	El Paso Energy Corporation Strategic Stock Plan

033-46519	Omnibus Compensation Plan and Stock Option Plan for Non-employee Directors

033-49956	El Paso Natural Gas Company Retirement Savings Plan

033-51851	El Paso Natural Gas Company Stock Option Plan for Management Employees

033-57553	1995 Omnibus Compensation Plan, 1995 Incentive Compensation Plan and 1995 Compensation Plan for Non-employee Directors

033-51853	El Paso Natural Gas Company Incentive Compensation Plan

333-75781	El Paso Energy Corporation Sonat Savings Plan

333-78949	El Paso Energy Corporation Employee Stock Purchase Plan

333-78951	El Paso Energy Corporation Deferred Compensation Plan

333-78979	El Paso Corporation 1999 Omnibus Incentive Compensation Plan and El Paso Energy Corporation Omnibus Plan for Management Employees

333-94719	El Paso Energy Corporation Omnibus Plan for Management Employees

333-64240	El Paso Corporation 2001 Stock Option Plan for Non-employee Directors

333-31060	El Paso Corporation Coastal Aruba Refining Company N.V. Thrift Plan (formerly Coastal Aruba Refining Company N. V. Thrift Plan)
of our reports dated February 25, 2008, with respect to the consolidated financial statements and schedule of El Paso Corporation, and the effectiveness of internal control over financial reporting of El Paso Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2007.
/s/ Ernst & Young LLP
Houston, Texas
February 25, 2008